UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

UGI Utilities, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-1398	23-1174060
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Kachel Boulevard, Suite 400, Green Hills Corporate Center, Reading, Pennsylvania		19607
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 796-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2007, UGI Utilities, Inc. (the "Company") entered into an amendment (the "Amendment") to its Firm Transportation Service Agreement (Rate Schedule FT) dated October 1, 1996 with Transcontinental Gas Pipe Line Corporation ("Transco"), as modified pursuant to various orders of the Federal Energy Regulatory Commission (the "Agreement"). Pursuant to the Amendment, the term of the Agreement has been extended until April 1, 2017. Additionally, the Amendment provides that Transco shall increase the minimum delivery pressure commitment at four of the Company's delivery points from fifty pounds per square inch to between three hundred and five hundred pounds per square inch. This increased minimum pressure commitment ensures that the Company will receive natural gas from Transco at pressures sufficient to meet the distribution obligations of its utility system. All other terms and conditions of the Agreement remain unchanged.

A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The summary of the terms of the Amendment is qualified in its entirety by reference to the Amendment filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment dated March 20, 2007 to the Firm Transportation Service Agreement (Rate Schedule FT) dated October 1, 1996 between the Company and Transcontinental Gas Pipe Line Corporation, as modified pursuant to various orders of the Federal Energy Regulatory Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Utilities, Inc.

April 18, 2007	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment dated March 20, 2007 to the Firm Transportation Service Agreement (Rate Schedule FT) dated October 1, 1996 between the Company and Transcontinental Gas Pipe Line Corporation, as modified pursuant to various orders of the Federal Energy Regulatory Commission.